                                                     AMENDMENT
                                                      TO THE
                                               DECLARATION OF TRUST
                                                        of
                                         OPPENHEIMER CHAMPION INCOME FUND

         This  Amendment  Number 1 is made  January 25, 2002 to the Amended and  Restated  Declaration  of Trust of
Oppenheimer  Champion  Income  Fund (the  "Trust"),  dated as of October  12,  2000,  by and among the  individuals executing this Amendment below as the Trustees of the Trust.

         WHEREAS,  the Trustees  have  previously  established a trust fund under the laws of the  Commonwealth  of
Massachusetts,  for  the  investment  and  reinvestment  of  funds  contributed  thereto,  and  wish to  amend  the
Declaration of Trust, as previously amended;

         WHEREAS,  the  Trustees,  acting  pursuant  to  section 2 of Article  FOURTH of the  Trust's  Amended  and
Restated  Declaration of Trust dated October 12, 2000,  desire to amend and remove the designation of a fifth class of shares of the Trust;

         NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

         Article  FOURTH,  Section 3 of the Trust's  Declaration  of Trust is hereby  amended by deleting the first paragraph immediately preceding sub-paragraph (a) of said Section 3 and replacing it with the following paragraph:

         "Without  limiting the  authority  of the  Trustees  set forth in parts 1 and 2 of this Article  FOURTH to establish  and  designate  any further  Series or Classes of Series,  the Trustees  hereby  establish one Series of
Shares  having the same name as the Trust,  and said  Shares  shall be divided  into four  Classes,  which shall be designated  Class A, Class B, Class C and Class N. In addition to the rights and  preferences  described in parts 1 and 2 of this Article FOURTH with respect to Series and Classes,  the Series and Classes  established  hereby shall have the  relative  rights and  preferences  described  in this part 3 of this  Article  FOURTH.  The Shares of any
Series or Class  that may from time to time be  established  and  designated  by the  Trustees  shall  (unless  the
Trustees  otherwise  determine with respect to some Series or Classes at the time of  establishing  and designating the same) have the following relative rights and preferences:"

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 25th day of January, 2002.

/s/ William L. Armstrong                                      /s/ James C. Swain
------------------------                                      ------------------
William L. Armstrong                                          James C. Swain
11 Carriage Lane                                              11059 E. Acacia Drive
Littleton, Colorado  80121                                    Scottsdale, Arizona  85259

/s/ Robert G. Avis                                            /s/ C. Howard Kast
------------------                                            ------------------
Robert G. Avis                                                C. Howard Kast
1706 Warson Estates Drive                                     2552 East Alameda  #30
St. Louis, Missouri  63124                                    Denver, Colorado 80209

/s/ George C. Bowen                                           /s/ Robert M. Kirchner
-------------------                                           ----------------------
George C. Bowen                                               Robert M. Kirchner
9224 Bauer Court                                              2800 S. University Blvd.  #131
Lone Tree, Colorado 80124                                     Denver, Colorado 80210

/s/ Robert M. Kirchner                                        /s/ F. William Marshall Jr.
----------------------                                        ---------------------------
Robert M. Kirchner                                            F. William Marshall Jr.
Spring Valley Road                                            63 South Road
Morristown, New Jersey  07960                                 Chebeague Island, Maine 04017

/s/ Jon S. Fossel                                             /s/ John V. Murphy
-----------------                                             ------------------
Jon S. Fossel                                                 John V. Murphy
810 Jack Creek Road                                           43 Jonquil Lane
Ennis, Montana 59729                                          Longmeadow, Massachusetts  01106

/s/ Sam Freedman
----------------
Sam Freedman
355 Adams Street
Denver, Colorado 80206